UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Tarantella, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THIS FILING CONSISTS OF A PRESENTATION MADE, AND PROPOSED TO BE MADE, TO TARANTELLA, INC.’S CUSTOMERS.

Sun and Tarantella

May, 2005

Company Proprietary & Confidential

Announcement

Sun Microsystems intends to acquire Tarantella in a cash transaction Sun will pay 90 cents per share Pending approval by shareholders

Sun Announcement Details

Acquisition is of strategic importance to Sun Help Sun deliver on its vision for the desktop

– Secure server based computing

– Thin client computing

– Enterprise customers

– Access to any application from any device

Anticipated closing during July-September 2005 quarter

Rationale for This Transaction

Tarantella’s product development capability Enterprise customer base

Solidify Sun/Tarantella’s worldwide working relationship Accelerates Sun’s platform strategy

– Server and SunRay products

Want Tarantella’s highly experienced people

– Committed to customer success

Tarantella value

– People, products, customers

Timeline

May 10th Announcement

Jun 1-Jun 30 SEC approval of proxy

June 30 Shareholder approval

July/Sep Anticipated close transaction date

Impact to Customers—Sun Ownership

Confidence that your investment in Tarantella products will continue to increase in value More comprehensive, better-integrated solution offering Larger support and services organization Global presence Continued commitment to product excellence Strong balance sheet

Between Now and Closing

Tarantella will continue to:

– Operate as an independently operated company

– Support our customers

– Enhance our products

– Sell our products

No changes to your Tarantella contacts

– Same sales team

– Same support team

Additional Information

Sun web site

– www.sun.com

Press releases

– Sun to acquire Tarantella

www.sun.com/smi/Press/sunflash/2005-05/sunflash.20050510.1.html

– Sun Microsystems’ Solaris 10 Operating System to Provide Industry’s Best Interoperability on the Desktop

www.sun.com/smi/Press/sunflash/2005-05/sunflash.20050510.2.html

Q & A

Company Proprietary & Confidential

Forward Looking Statements

This presentation contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on Tarantella’s current expectations, assumptions, estimates and projections about Tarantella, Tarantella’s industry and the proposed transaction. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Those statements include, among other things, the risk that the proposed transaction may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in Tarantella’s current filings with the Securities and Exchange Commission, including Tarantella’s most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning Tarantella’s operations. Tarantella cautions you that reliance on any forward-looking statement involves risks and uncertainties, and that although Tarantella believes that the assumptions on which its forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that Tarantella will necessarily achieve any plans and objectives referred to in any of the forward-looking statements. Tarantella does not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tarantella by Sun Microsystems, Inc. In connection with the proposed acquisition, Tarantella intends to file relevant materials with the SEC, including Tarantella’s proxy statement on Schedule 14A. STOCKHOLDERS OF TARANTELLA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TARANLTELLA’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Tarantella stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Tarantella. Such documents are not currently available.

Participants in Solicitation

Tarantella and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Tarantella common stock in respect of the proposed transaction. Information about the directors and executive officers of Tarantella is set forth in the annual statement on Form 10-K for the year ended September 30, 2004, which was filed with the SEC on December 29, 2004. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.